                                                                    EXHIBIT 4.8

                                   EXHIBIT A


THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


Warrant No. 3                                                      April 4, 1996


                         COMMON STOCK PURCHASE WARRANT


        THIS CERTIFIES THAT, for value received, Lunenburg S.A., a Panama corporation and permitted assigns, is entitled to purchase from JT Storage, Inc., a Delaware corporation (the "Company"), up to Seven Hundred Fifty Thousand (750,000) shares of the Company's Common Stock, par value $.000001 per share (the "Common Stock"), during the period, and at the price and upon the other terms and conditions, hereinafter set forth.

        1. EXERCISABILITY OF WARRANT; PURCHASE PRICE. This Warrant has been issued in connection with the acquisition by the Company of an indirect ownership interest in 90% of the outstanding capital stock of Moduler Electronics (India) Pvt. Ltd., a corporation organized and existing under the laws of India ("Moduler"). This Warrant shall, upon issuance, be exercisable only as to Five Hundred Thousand (500,000) shares of Common Stock. This Warrant shall become exercisable as to an additional Two Hundred Fifty Thousand (250,000) shares of Common Stock only when, and only if such occurs by September 30, 1996, there becomes available to Moduler, on commercially reasonable and customary terms and conditions, borrowing and credit facilities from banks and/or other institutional lenders within India in the aggregate amount of U.S.$29,000,000, which borrowings are available unconditionally to Moduler subject only to formal request by Moduler and customary procedural draw-down conditions, but without further requirements with respect to either the creditworthiness of Moduler or the value or amount of collateral (except such as Moduler is in fact able to provide) available to the lenders (it being acknowledged and agreed that, although the Company shall use commercially reasonable efforts to assist Moduler in implementing such credit facilities, it shall be incumbent upon the holder of this Warrant to take such actions, or provide or cause to be provided to such lenders such assurances, guarantees or collateral, as such lenders may require to implement such credit facilities and thus cause this Warrant to become exercisable as to such additional 250,000 shares). Subject to the immediately preceding sentence (with respect to the contingency applicable to 250,000 shares covered by this Warrant), this Warrant may be

                                       1.

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exercised until the close of business on April 4, 2001.  The exercise price to be paid upon exercise of this Warrant shall be U.S.$0.25 per share of Common Stock.

        2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT; TRANSFER AND EXCHANGE. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, properly endorsed, at the principal office of the Company and by (a) the payment to the Company of the then applicable Warrant Price of the Common Stock being purchased ("Warrant Price" shall mean the price specified in the first paragraph of this Warrant and such other prices as shall result from the adjustments specified in Section 5 hereof), and (b) delivery to the Company of a customary investment letter executed by the holder, confirming that the shares of Common Stock being purchased are being acquired for the holder's own account and acknowledging securities law restrictions applicable to such shares, and agreeing that certificates evidencing such shares shall bear a legend accordingly restricting the transfer of such shares. In addition, if this Warrant is exercised concurrent with the closing of an initial public offering ("IPO"), the holder, in lieu of exercising this Warrant by the payment of the Warrant Price pursuant to the preceding sentence of this Section 2, may elect to receive that number of shares of Common Stock equal to the quotient obtained by dividing (A) the difference between (i) the IPO Price (as hereinafter defined) of the Common Stock, less (ii) the Warrant Price then in effect, multiplied by the number of shares of Common Stock the holder would otherwise have been entitled to purchase hereunder (or such lesser number of shares as the holder may designate in the case of a partial exercise of this Warrant), by (B) the IPO Price. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof within a reasonable time after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such time. Notwithstanding the foregoing, in the event that escrow instructions are pending pursuant to that certain Escrow Agreement, of even date herewith, between Lunenburg S.A. and the Company (the "Escrow Agreement"), then the shares of Common Stock issued upon exercise of this Warrant shall be delivered to the party specified in the Escrow Agreement in accordance with the terms thereof.

                 For purposes of this Section 2, "IPO Price" means the gross sales price of one share of the Company's Common Stock to the public in the IPO.

        3. STOCK FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all liens. The Company further covenants and agrees that, at all times during the period within which the rights represented by this Warrant may be exercised, it will reserve for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, at least the maximum number of shares of Common Stock as are issuable at such time upon the exercise of the rights represented by this Warrant.

                                       2.

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        4.       RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH
                 SECURITIES ACT.

                 (a) RESTRICTIONS ON TRANSFERABILITY. This Warrant and the shares of Common Stock issuable hereunder shall not be transferable except upon the conditions specified in this Section, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"). Each holder of this Warrant or the Common Stock issuable hereunder will cause any proposed transferee of the Warrant or such Common Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section.

                 (b)      RESTRICTIVE LEGEND.  Each certificate representing
(i) this Warrant, (ii) the shares of Common Stock issued upon exercise of the Warrant and (iii) any other securities issued in respect of such shares of Common Stock upon any stock split, stock dividend or similar event (collectively, the "Restricted Securities"), shall (unless otherwise permitted by the provisions of Section 4(c) below or unless such securities have been registered under the Securities Act) be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

                 THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

        Upon request of a holder of such a certificate, the Company shall remove the foregoing legend therefrom or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 4(c)(i) or the "no-action" letter referred to in Section 4(c)(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will be exempt from the registration and/or qualification requirements of, and that such legend is not required in order to establish compliance with the Securities Act, and if applicable, any state securities laws under which transfer restrictions on such securities had been previously imposed.

                 (c) NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4(c). Prior to any proposed transfer of any Restricted Securities occurring prior to such time as the Company's Common Stock becomes listed on a national securities exchange or quoted in the National Association of Securities Dealers' Automated Quotation System, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, except for transfers to any trustee appointed in a pending bankruptcy

                                       3.

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case or any distributing agent or trustee appointed pursuant to a plan of reorganization in any bankruptcy case, shall be accompanied by either (i) an unqualified written legal opinion addressed to the Company from counsel who shall be reasonably satisfactory to the Company, which opinion shall be reasonably satisfactory in form and substance to the Company's legal counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and any applicable state securities laws, or (ii) a "no-action" letter from the Securities and Exchange Commission (and any necessary state securities administrator) to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission (or such administrators) that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 4(b) above.

        5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                 (a) CONSOLIDATION, MERGER, REORGANIZATION, ETC. If the Company at any time while this Warrant remains outstanding and unexpired shall consolidate with or merge into any other corporation, reorganize, or reclassify, or in any manner change the securities then purchasable upon the exercise of this Warrant, then upon consummation thereof this Warrant shall thereafter represent the right of the holder to receive, to the extent this Warrant is exercisable as provided above in Section 1, in lieu of shares of Common Stock, the cash or securities to which such holder would have been entitled upon consummation thereof if such holder had exercised this Warrant immediately prior thereto. The Company agrees that the rights set forth herein shall be preserved in any such merger or consolidation. Upon any such event, an appropriate adjustment shall be made to the Warrant Price, if necessary in the good faith judgment of the Board of Directors of the Company, to preserve the economic benefit intended to be conferred upon the holder of this Warrant hereunder in accordance with its terms.

                 (b) SUBDIVISION OR COMBINATION OF SHARES; DIVIDENDS AND DISTRIBUTION OF COMMON STOCK. If the Company at any time shall subdivide or combine its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive without payment a dividend payable in, or other distribution of, Common Stock or other securities, then the number of shares of Common Stock purchasable hereunder shall be adjusted to that number determined by multiplying the number of shares purchasable upon the exercise of this Warrant immediately prior to such adjustment by a fraction (i) the numerator of which shall

                                       4.

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be the total number of shares of Common Stock outstanding immediately after such subdivision, combination, dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision, combination, dividend or distribution. Additionally, the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to such subdivision, combination, dividend or distribution by a fraction (x) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision, combination, dividend or distribution, and (y) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision, combination, dividend or distribution.

        6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Common Stock.

        7. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

                                       5.
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        IN WITNESS WHEREOF, this Warrant has been executed and issued by the officer or officers thereunto duly authorized as of the day and year first written above.

                                JT STORAGE, INC.


                                        By:_____________________________________
                                                David T. Mitchell, President and
                                                Chief Executive Officer


ACCEPTED AND AGREED TO:

LUNENBURG S.A.


By:________________________________________

Its:_______________________________________



                                       6.

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                                FORM OF EXERCISE

                  (To be signed only upon exercise of Warrant)


To JT Storage, Inc.:

        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________________ (______) of the number of shares of Common Stock purchasable under this Warrant and herewith makes payment of ____________ _____________ Dollars ($_________) therefor, and requests that a certificate(s) for such shares be issued in the name of, and delivered to, ____ ________________________________, whose address is_____________________________
______________________________.

        The undersigned represents that he is acquiring such shares of Common Stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.




Dated:____________________________      _______________________________________
                                        (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant)

                                        _______________________________________

                                        _______________________________________
                                                   (Address)


                                       7.